UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2026

VERTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39413	23-2081753
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2301 Renaissance Blvd.
King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

(800) 355-3500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	VERX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 28, 2026, the Vertex, Inc. (the “Company”) announced its Board of Directors (the “Board”) approved a global Value Creation Plan (the “Plan”) intended to become a more AI-enabled company, focus investments on key growth opportunities and drive operational efficiency to better align the Company’s workforce and resources with its long-term strategic priorities. The Plan includes a reduction in force of approximately 170 employees, representing approximately 9% of the Company’s global workforce as of April 27, 2026.

In connection with the Plan, the Company estimates that it will incur aggregate pre-tax charges of approximately $6 million to $8 million, consisting primarily of cash expenditures related to employee severance, notice pay, statutory termination indemnities, and other employee separation benefits.

The Company expects to recognize the majority of these charges in the first quarter of fiscal year 2026, with the remainder recognized in subsequent quarters as the Plan is implemented.

The estimates of the charges and cash expenditures that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, and actual amounts may differ materially from these estimates. The Company may also incur additional charges or cash expenditures not currently contemplated due to events that may occur as a result of, or in connection with, the implementation of the Plan, including local law requirements in the jurisdictions in which the Company operates.

Cautionary Statement Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Plan, the expected charges and cash expenditures associated with the Plan, the expected timing and completion of the Plan, the expected workforce impact, and the anticipated benefits and cost savings from the Plan. These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated, including, without limitation, the Company’s ability to implement the Plan in the manner and on the timeline currently contemplated; the actual amount of charges and cash expenditures incurred in connection with the Plan; local law requirements and consultation processes in the jurisdictions in which the Company operates; the impact of the Plan on the Company’s employees, customers, suppliers, and operations; and the other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX, INC.

Date: April 28, 2026	By:	/s/ Bryan Rowland
	Name:	Bryan Rowland
	Title:	General Counsel and Secretary